TriQuint Announces First Quarter 2013 Results

HILLSBORO, OREGON (USA) - April 24, 2013 - TriQuint Semiconductor, Inc. (NASDAQ: TQNT), a leading RF solutions supplier and technology innovator, announces its financial results for the quarter ended March 30, 2013, including the following highlights:

•	Revenue for the quarter was $184.2 million

•	GAAP net loss for the quarter was $27.9 million, or $(0.17) per share

•	Non-GAAP net loss for the quarter was $27.2 million, or $(0.17) per share

•	Received the 2013 CS Industry Award for GaN thermal management breakthroughs

•	Released 5 new Transimpedance Amplifiers for Optical market

•	Launched premium TC-SAW and BAW filters to support 4G and Wi-Fi Coexistence

•	Healthy design win traction with highly efficient MMPAs at major OEMs

Commenting on the results for the quarter ended March 30, 2013, Ralph Quinsey, President and Chief Executive Officer, stated “Q1 results, while disappointing, should be our low quarter for 2013. We have healthy design win traction and I expect strong second half revenue will improve utilization and push us back into profitability for the full year. We are well positioned in each of our markets to regain growth and margin momentum.”

Summary Financial Results for the Three Months Ended March 30, 2013:

Revenue for the first quarter of 2013 was $184.2 million, down 15% from the first quarter of 2012 and down 21% sequentially. Mobile Device market revenue declined 30%, Networks grew 2% and Defense was down 16%, in each case sequentially.

GAAP

Gross margin for the first quarter of 2013 was 21.0%, down sequentially from 29.3% in the fourth quarter of 2012 and down 28.9% from the first quarter of 2012 due to lower revenue and about $5 million in charges from a now resolved quality issue.

Operating expenses for the first quarter of 2013 were $73.3 million, or 40% of revenue, up from $72.0 million in the previous quarter and $66.2 million for the same period in 2012. Increased R&D spending drove the change.

Net loss for the first quarter of 2013 was $27.9 million or $(0.17) per share, compared with a net loss of $3.8 million, or $(0.02) per share, in the previous quarter and net income of $1.9 million or $0.01 per diluted share for the three months ended March 31, 2012.

Cash and investments increased by $2.2 million to $141.1 million in the quarter.

Non-GAAP

Gross margin for the first quarter was 22.8%, down sequentially from 31.7% and down from 30.4% for the same period in 2012. Lower revenue and about $5 million in charges from a now resolved quality issue drove the decline.

Operating expenses for the quarter were $68.0 million, up $1.4 million sequentially. Increased R&D spending drove the change.

Net loss for the first quarter of 2013 was $27.2 million, or $(0.17) per share, down sequentially from net income of $6.2 million or $0.04 per diluted share, and down from net income of $4.1 million or $0.02 per diluted share for the three months ended March 31, 2012.

Please see the discussion of non-GAAP financial measures below and the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Outlook:

The Company believes second quarter 2013 revenue will be between $185 million and $190 million. Non-GAAP gross margin is expected to be between 27% and 29% with higher factory utilization and the absence of the first quarter quality issue driving the expected sequential improvement. Second quarter non-GAAP net loss per share is expected to be between $(0.10) and $(0.12) per share. The Company is 92% booked to the midpoint of revenue guidance.

Additional Information regarding March 30, 2013 Results:
GAAP and non-GAAP financial measures are presented in the tables below (in millions, except for percentage and per share information). Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended
	Q1 2013	Q4 2012	Change vs. Q4 2012	Q1 2012	Change vs. Q1 2012
Revenue	$184.2	$233.6	(21)%	$216.7	(15)%
Gross Profit	$38.8	$68.5	(43)%	$62.6	(38)%
Gross Margin %	21.0%	29.3%	(8.3)%	28.9%	(7.9)%
Operating Loss	$(34.5)	$(3.6)	(858)%	$(3.6)	(858)%
Net (Loss) Income	$(27.9)	$(3.8)	(634)%	$1.9	(1,568)%
Diluted per share	$(0.17)	$(0.02)	$(0.15)	$0.01	$(0.18)

NON-GAAP RESULTS A

	Three Months Ended
	Q1 2013	Q4 2012	Change vs. Q4 2012	Q1 2012	Change vs. Q1 2012
Revenue	$184.2	$233.6	(21)%	$216.7	(15)%
Gross Profit	$42.0	$74.1	(43)%	$65.8	(36)%
Gross Margin %	22.8%	31.7%	(8.9)%	30.4%	(7.6)%
Op (Loss) Income	$(26.0)	$7.5	(447)%	$4.4	(691)%
Net (Loss) Income	$(27.2)	$6.2	(539)%	$4.1	(763)%
Diluted per share	$(0.17)	$0.04	$(0.21)	$0.02	$(0.19)
A	Excludes stock based compensation charges, non-cash tax (benefit) expense, certain entries associated with acquisitions and other specifically identified non-routine transactions.

Conference Call:
TriQuint will host a conference call this afternoon at 1:30 p.m. PDT to discuss the results for the quarter and our future expectations for the company. To access the conference call, please dial (888) 813-6582 domestically, or (706) 643-7082 internationally, approximately ten minutes prior to the beginning of the call, using passcode 24313821. The call can also be heard via webcast accessed through the “Investors” section of TriQuint's web site at: http://invest.triquint.com. A replay of the conference call will be available until May 1, 2013.

Non-GAAP Financial Measures:
This press release provides financial measures for non-GAAP net income (loss), diluted earnings (loss) per share, gross profit, gross margin, operating expenses and operating income (loss) that exclude equity compensation expense, non-cash tax (benefit) expense, certain entries associated with acquisitions and other specifically identified non-routine items, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The charges associated with acquisitions reflect the amortization of intangible and tangible assets recorded in connection with acquisition accounting and charged to the income statement. The non-cash tax (benefit) expense excludes certain deferred tax charges and benefits that do not result in a tax payment or tax refund. Management believes that these non-GAAP financial measures provide meaningful supplemental information that enhances management's and investors' ability to evaluate TriQuint's operating results.

These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share.

Forward-Looking Statements:
This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements under "Outlook" regarding TriQuint's anticipated second quarter revenues, non-GAAP gross margin and net loss per share; our bookings to revenue; and statements regarding steps that will lead TriQuint back to growth and improved financial performance in 2013. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in TriQuint's reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, TriQuint undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.
A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in TriQuint's filings with the Securities and Exchange Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint

Founded in 1985, TriQuint Semiconductor (NASDAQ: TQNT) is a leading RF solutions supplier and technology innovator for the world's top communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry's broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

TriQuint: Reach Further, Reach Faster™

TQNT-F

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: steve.buhaly@triquint.com	Media Contact: Brandi Frye Sr. Director, Corporate Communications TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: brandi.frye@triquint.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 30, 2013	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$120,679	$116,653
Investments in marketable securities	20,461	22,305
Accounts receivable, net	106,076	132,729
Inventories	136,177	138,246
Prepaid expenses	11,511	8,938
Deferred tax assets, net	13,296	12,530
Other current assets	48,796	48,382
Total current assets	456,996	479,783
Property, plant and equipment, net	463,746	448,741
Goodwill	4,391	4,391
Intangible assets, net	21,397	23,163
Deferred tax assets – noncurrent, net	65,296	57,185
Other noncurrent assets, net	36,921	40,415
Total assets	$1,048,747	$1,053,678

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$77,752	$65,388
Accrued payroll	33,929	33,254
Other accrued liabilities	15,722	15,132
Total current liabilities	127,403	113,774
Long-term liabilities:
Long-term income tax liability	3,366	2,809
Cross-licensing liability	12,560	12,818
Other long-term liabilities	17,010	15,878
Total liabilities	160,339	145,279
Stockholders' equity:
Common stock	161	161
Additional paid-in capital	684,159	676,203
Accumulated other comprehensive loss	(364)	(366)
Retained earnings	204,452	232,401
Total stockholders' equity	888,408	908,399
Total liabilities and stockholders' equity	$1,048,747	$1,053,678

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 30, 2013	December 31, 2012	March 31, 2012

Revenues	$184,209	$233,621	$216,730
Cost of goods sold	145,437	165,165	154,141
Gross profit	38,772	68,456	62,589

Operating expenses:
Research, development and engineering	46,071	44,453	37,074
Selling, general and administrative	27,241	27,569	29,086
Total operating expenses	73,312	72,022	66,160

Operating loss	(34,540)	(3,566)	(3,571)

Other (expense) income:
Interest income	38	45	49
Interest expense	(1,139)	(784)	(350)
Gain/recovery of investment	—	—	6,953
Other, net	(309)	(53)	110
Other (expense) income, net	(1,410)	(792)	6,762

(Loss) income before income tax	(35,950)	(4,358)	3,191

Income tax (benefit) expense	(8,001)	(602)	1,308
Net (loss) income	$(27,949)	$(3,756)	$1,883

Per Share Data:
Basic per share net (loss) income	$(0.17)	$(0.02)	$0.01
Diluted per share net (loss) income	$(0.17)	$(0.02)	$0.01

Weighted-average shares outstanding:
Basic	160,758	162,083	166,237
Diluted	160,758	162,083	170,566

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(% of revenue)

	Three Months Ended
	March 30, 2013	December 31, 2012	March 31, 2012

Revenues	100.0%	100.0%	100.0%
Cost of goods sold	79.0%	70.7%	71.1%
Gross profit	21.0%	29.3%	28.9%

Operating expenses:
Research, development and engineering	25.0%	19.0%	17.1%
Selling, general and administrative	14.8%	11.8%	13.4%
Total operating expenses	39.8%	30.8%	30.5%

Operating loss	(18.8)%	(1.5)%	(1.6)%

Other (expense) income:
Interest income	0.0%	0.0%	0.0%
Interest expense	(0.6)%	(0.3)%	(0.2)%
Gain/recovery of investment	—%	—%	3.2%
Other, net	(0.2)%	(0.1)%	0.1%
Other (expense) income, net	(0.8)%	(0.4)%	3.1%

(Loss) income before income tax	(19.6)%	(1.9)%	1.5%

Income tax (benefit) expense	(4.4)%	(0.3)%	0.6%
Net (loss) income	(15.2)%	(1.6)%	0.9%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(Dollars in thousands, except per share amounts)
	Three Months Ended
	March 30, 2013		December 31, 2012		March 31, 2012
	(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$38,772	21.0%	$68,456	29.3%	$62,589	28.9%
Adjustment for stock based compensation charges	2,036	1.1%	2,544	1.1%	2,106	1.0%
Adjustment for accelerated depreciation of certain machinery and equipment	—	—%	2,018	0.9%	—	—%
Adjustment for charges associated with acquisitions	1,208	0.7%	1,126	0.4%	1,095	0.5%
NON-GAAP GROSS PROFIT	$42,016	22.8%	$74,144	31.7%	$65,790	30.4%

GAAP OPERATING EXPENSES	$73,312	39.8%	$72,022	30.8%	$66,160	30.5%
Adjustment for stock based compensation charges	(4,987)	(2.7)%	(5,062)	(2.2)%	(4,591)	(2.1)%
Adjustment for charges associated with acquisitions	(314)	(0.2)%	(312)	(0.1)%	(202)	(0.1)%
NON-GAAP OPERATING EXPENSES	$68,011	36.9%	$66,648	28.5%	$61,367	28.3%

GAAP OPERATING LOSS	$(34,540)	(18.8)%	$(3,566)	(1.5)%	$(3,571)	(1.6)%
Adjustment for stock based compensation charges	7,023	3.8%	7,606	3.3%	6,697	3.1%
Adjustment for accelerated depreciation of certain machinery and equipment	—	—%	2,018	0.9%	—	—%
Adjustment for charges associated with acquisitions	1,522	0.9%	1,438	0.5%	1,297	0.6%
NON-GAAP OPERATING (LOSS) INCOME	$(25,995)	(14.1)%	$7,496	3.2%	$4,423	2.1%

GAAP NET (LOSS) INCOME	$(27,949)	(15.2)%	$(3,756)	(1.6)%	$1,883	0.9%
Adjustment for stock based compensation charges	7,023	3.8%	7,606	3.3%	6,697	3.1%
Adjustment for accelerated depreciation of certain machinery and equipment	—	—%	2,018	0.9%	—	—%
Adjustment for gain/recovery of investment	—	—%	—	—%	(6,953)	(3.2)%

Adjustment for non-cash tax (benefit) expense	(8,311)	(4.5)%	(1,196)	(0.5)%	1,143	0.5%
Adjustment for charges associated with acquisitions	2,012	1.1%	1,540	0.6%	1,323	0.6%
NON-GAAP NET (LOSS) INCOME	$(27,225)	(14.8)%	$6,212	2.7%	$4,093	1.9%

GAAP DILUTED (LOSS) EARNINGS PER SHARE	$(0.17)		$(0.02)		$0.01
Adjustment for stock based compensation charges	0.04		0.05		0.04
Adjustment for accelerated depreciation of certain machinery and equipment	—		0.01		—
Adjustment for gain/recovery of investment	—		—		(0.04)
Adjustment for non-cash tax (benefit) expense	(0.05)		(0.01)		0.00
Adjustment for charges associated with acquisitions	0.01		0.01		0.01
NON-GAAP DILUTED (LOSS) EARNINGS PER SHARE	$(0.17)		$0.04		$0.02

Our earnings release contains forward looking estimates of non-GAAP gross margin and earnings per share for the second quarter of 2013. We provide these non-GAAP measures on a prospective basis for the same reasons that we provide them to investors on a historical basis. The following table provides a reconciliation of GAAP gross margin and loss per share to non-GAAP gross margin and earnings per share for the second quarter of 2013 based on the mid-point of guidance.

Forward Looking GAAP Gross Margin	26.5%
Adjustment for stock based compensation charges	1.0%
Adjustment for charges associated with acquisitions	0.5%
Forward Looking non-GAAP Gross Margin	28.0%

Forward Looking GAAP Loss per Share	$(0.13)
Adjustment for stock based compensation charges	0.05
Adjustment for non-cash tax (benefit) expense	(0.04)
Adjustment for charges associated with acquisitions	0.01
Forward Looking non-GAAP Loss per Share	$(0.11)